Exhibit 99.1

PRESS RELEASE

Cyren Announces Fourth Quarter and Full Year 2021 Financial Results

- - -

Enterprise Anti-Phishing ARR Grows 87% Year-over-Year

McLean, VA. – March 24, 2022 – Cyren (NASDAQ: CYRN) today announced its fourth quarter and full year 2021 financial results for the period ending December 31, 2021.

During the fourth quarter of 2021, Cyren reported quarterly revenues of $7.4 million, compared to $8.4 million during the fourth quarter of 2020. For the full year ended 2021, revenues were $31.2 million compared to $36.4 million in the prior year.

“While overall revenues declined year-over-year, this was within our legacy business and previously reported. The key highlight of 2021 was the strong growth from our anti-phishing product, Cyren Inbox Security”, said Brett Jackson, CEO of Cyren. “2021 was our first full year in-market and ARR from this product grew 87% year-over-year, driven by our differentiated and compelling value proposition, providing both automated detection and response with simple deployment and integration with security awareness training solutions. Phishing, business email compromise and ransomware threats continue to be serious problems for organizations of all sizes across multiple industries and customers are looking for a more effective solution than traditional defenses. We will continue to invest and pursue this large market opportunity and develop this high-growth revenue stream that we believe will ultimately provide material contribution to our results.”

Fourth Quarter and Full Year 2021 Financial Highlights:

●	Revenues for the fourth quarter of 2021 were $7.4 million, compared to $8.4 million during the fourth quarter of 2020. Revenues for the full year 2021 were $31.2 million compared to $36.4 million in 2020.

●	GAAP net loss for the fourth quarter of 2021 was $7.5 million, compared to a net loss of $5.0 million in the fourth quarter of 2020. GAAP net loss for the full year ended 2021 was $23.0 million compared to $17.3 million for the full year 2020.

●	GAAP loss per basic and diluted share for the fourth quarter of 2021 was $1.65, compared to a loss of $1.64 per basic and diluted share for the fourth quarter of 2020. GAAP loss per share for the full year 2021 was $5.90 compared to $5.72 during 2020.

●	Non-GAAP net loss for the fourth quarter of 2021 was $5.4 million, compared to a Non-GAAP net loss of $4.2 million for the fourth quarter of 2020. Non-GAAP net loss for the full year 2021 was $17.4 million, a decrease compared to $13.8 million during 2020.

●	Non-GAAP loss per basic and diluted share was $1.19 for the fourth quarter of 2021, compared to a Non-GAAP loss of $1.37 per share in the fourth quarter of 2020. Non-GAAP loss per basic and diluted share was $4.45 for 2021 compared to $4.56 per share in 2020.

•	Cash used in operating activities during the fourth quarter of 2021 was $3.6 million, compared to operating cash usage of $3.0 million during the fourth quarter of 2020.

●	Net cash flow for the fourth quarter of 2021 was negative $13.6 million, compared to $3.6 million during the fourth quarter of 2020 as the company paid the principal on convertible notes on maturity in December 2021.

●	The cash and cash equivalents balance as of December 31, 2021, was $4.3 million, compared to $9.3 million as of December 31, 2020.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

•	On February 25, 2022, Cyren announced it received formal notification from the Listing Qualifications Staff of the Nasdaq Stock Market Inc. ("Nasdaq") that it has regained compliance with Listing Rule 5550(a)(2), which requires the Company to maintain a minimum closing bid price of $1.00 per share. Nasdaq Staff made this determination of compliance after the Company's bid price closed above $1.00 per share for the prior 10 consecutive business days.

•	On February 14, 2022, we issued to several institutional investors in a private placement, 3,129,075 ordinary shares (or ordinary share equivalents) and warrants to purchase up to 3,129,075 ordinary shares at a purchase price of $3.835 per share (or ordinary share equivalent) and associated warrant. The warrants were exercisable immediately, have an exercise price of $3.71 per ordinary share and terminate on August 16, 2027. The proceeds of the offering are intended to be used for working capital and general corporate purposes.

•	On February 8, 2022, Cyren announced a one-for-twenty reverse split of its ordinary shares (the "Reverse Share Split"). The Reverse Share Split was effective on February 8, 2022. Cyren‘s ordinary shares began trading on a split-adjusted basis on February 9, 2022. All share and per share data noted above has been adjusted for the impact of the Reverse Share Split.

•	On January 25, 2022, Cyren announced that the Cyren Inbox Security pack is now available on the Palo Alto Networks Cortex XSOAR Marketplace, the industry's largest and most comprehensive security orchestration marketplace. The content pack from Cyren provides customers with a fully optimized approach to addressing phishing and business email compromise, including continuous process improvement and automation. Cyren's current Inbox Security offering provides email-borne threat detection, remediation, and response automation to security teams.

•	On January 11, 2022, Cyren announced Score Group Limited has adopted Cyren Inbox Security to detect and contain evasive threats such as targeted phishing, business email compromise, and ransomware. In an effort to improve its own operational efficiency, Score Group implemented Cyren Inbox Security to provide an additional layer of security for Microsoft 365.

•	On January 4, 2022, Cyren announced it has appointed Mike Fleck as Vice President of Marketing to support its strategic growth initiatives. Mike will have responsibility for all Cyren marketing functions, including corporate marketing, digital marketing, and corporate communications.

•	On December 9, 2021, Cyren announced that it has paid in full the outstanding principal amount of $10.0 million, along with accrued interest, on unsecured convertible notes issued in December 2018 with a maturity date of December 5, 2021. The debt payment was funded with cash on hand.

●	On December 7, 2021, Cyren announced the expansion of its Threat Intelligence Services product line to include a cloud-based programmatic interface to Cyren's web security engine. The new offering makes it easier for security researchers and product managers to identify unwanted and malicious web content.

Financial Results Conference Call:

The company will host a conference call at 4:30 p.m. Eastern Time on Thursday, March 24, 2022 to discuss fourth quarter and full year 2021 results.

U.S. Dial-in Number: 1-877-407-0312

Israel Dial-in Number: 1-80-940-6247

International Dial-in Number: 1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the link:  https://www.webcast-eqs.com/cyren20220324_en/en. ..

For those unable to participate in the live conference call, a replay will be available until April 7, 2022. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13727835. An archived version of the webcast will also be available on the investor relations section of the company's website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren's cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren's global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ:CYRN) delivers fast time-to-protection with threat detection services, threat intelligence and enterprise email security products for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company's performance exclusive of non-cash charges and other items that are considered by management to be outside of the company's core operating results. The company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company's current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements, including statements regarding expectations that Cyren Inbox Security will be the key driver of future growth, expectations regarding developing a high-growth enterprise revenue stream that will materially contribute to Cyren's results and expectations regarding our products, including Cyren Inbox Security. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our ability to continue as a going concern, our ability to execute our business strategy, including our sales and business development plans, our ability to timely and successfully enhance and improve our existing solutions and introduce new solutions, the commercial success of such enhancements and new solutions, including Cyren Inbox Security, lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks, our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability, our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue, our ability to attract new customers and increase revenue from existing customers, market acceptance of our existing and new product offerings, our continued listing on NASDAQ, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company's publicly filed reports, which are available through www.sec.gov.

Company Contact

Kenneth Tarpey, CFO
Cyren
+1.703.760.3320

kenneth.tarpey@cyren.com

CYREN LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended December 31		Twelve months ended December 31
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$7,360	$8,444	$31,187	$36,388

Cost of revenues	3,945	3,618	15,277	14,786

Gross profit	3,415	4,826	15,910	21,602

Operating expenses:

Research and development, net	5,164	3,819	17,624	16,083

Sales and marketing	2,654	2,555	10,808	11,678

General and administrative	2,482	2,591	9,283	9,583

Total operating expenses	10,300	8,965	37,715	37,344

Operating loss	(6,885)	(4,139)	(21,805)	(15,742)

Other income, net	-	(4)	(12)	5

Financial expenses, net	(539)	(890)	(1,360)	(1,647)

Loss before taxes	(7,424)	(5,033)	(23,177)	(17,384)

Tax benefit	(43)	27	138	121

Net loss	$(7,467)	$(5,006)	$(23,039)	$(17,263)

Loss per share - basic and diluted	$(1.65)	$(1.64)	$(5.90)	$(5.72)

Weighted average number of shares outstanding:
Basic and Diluted	4,523	3,050	3,908	3,016

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Twelve months ended
	December 31		December 31
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$3,415	$4,826	$15,910	$21,602
GAAP gross margin	46%	57%	51%	59%
Plus:
Share(based compensation expense	82	20	269	105
Amortization of intangible assets	678	672	2,682	2,369
Non(GAAP gross profit	4,175	5,518	18,861	24,076
Non(GAAP gross margin	57%	65%	60%	66%

GAAP operating loss	(6,885)	(4,139)	(21,805)	(15,742)
Plus:
Share(based compensation expense	698	515	2,455	2,391
Amortization of intangible assets	708	752	2,938	2,824
Impairment of intangible asset	115	-	115	-
Capitalization of technology	577	(372)	338	(1,439)
Non(GAAP operating loss	(4,787)	(3,244)	(15,959)	(11,966)

GAAP net loss	(7,467)	(5,006)	(23,039)	(17,263)
Plus:
Share(based compensation expense	698	515	2,455	2,391
Amortization of intangible assets	708	752	2,938	2,823
Amortization of deferred tax assets	(57)	(54)	(220)	(198)
Impairment of intangible asset	115	-	115	-
Expense (Capitalization) of technology	604	(380)	342	(1,506)
Non(GAAP net loss	$(5,399)	$(4,173)	$(17,409)	$(13,753)

Numerator for non(GAAP EPS calculation	$(5,399)	$(4,173)	$(17,409)	$(13,753)
Non(GAAP net loss per share	$(1.19)	$(1.37)	$(4.45)	$(4.56)

GAAP weighted(average shares used to
compute net loss per share	4,523	3,050	3,908	3,016

CYREN LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	December 31	December 31
	2021	2020
	Unaudited	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$4,302	$9,296
Trade receivables, net	799	960
Deferred commissions	982	980
Prepaid expenses and other receivables	1,241	779
Total current assets	7,324	12,015

Long-term deferred commissions	933	1,125
Long-term lease deposits and prepaids	809	937
Operating lease right-of-use assets	9,280	10,900
Severance pay fund	921	745
Property and equipment, net	2,183	3,948
Intangible assets, net	4,304	7,797
Goodwill	20,374	21,476
Total long-term assets	38,804	46,928
Total assets	$46,128	$58,943

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$1,075	$799
Convertible notes	-	10,000
Employees and payroll accruals	4,414	3,813
Accrued expenses and other liabilities	955	1,420
Operating lease liabilities	1,618	1,983
Deferred revenues	4,644	6,934
Total current liabilities	12,706	24,949

Deferred revenues	485	644
Convertible Debentures	8,578	9,248
Long-term operating lease liabilities	8,624	9,866
Deferred tax liability, net	407	655
Accrued severance pay	983	838
Other liabilities	517	706
Total long-term liabilities	19,594	21,957

Shareholders’ equity	13,828	12,037
Total liabilities and shareholders’ equity	$46,128	$58,943

CYREN LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands of U.S. dollars)

	Three months ended December 31		Twelve months ended December 31
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited
Cash flows from operating activities:

Net loss	$(7,467)	$(5,006)	$(23,039)	$(17,263)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of property and equipment	-	2	17	14
Depreciation	512	540	2,142	2,349
Share-based compensation	698	515	2,455	2,391
Amortization of intangible assets	708	752	2,938	2,823
Write-off of technology R&D capitalization	604	-	604	735
Impairment of intangible asset	115	-	115	-
Amortization of deferred commissions	310	336	1,320	1,517
Operating lease right-of-use assets	563	649	1,832	2,157
Interest on convertible notes	113	139	543	575
Interest and amortization of debt issuance costs on Convertible Debentures	154	201	677	601
Deferred taxes, net	(12)	(13)	(220)	(184)

Changes in assets and liabilities:
Trade receivables, net	3,006	1,425	106	1,299
Prepaid expenses and other receivables	435	513	(276)	57
Deferred commissions	(396)	(195)	(1,169)	(1,095)
Change in long-term lease deposits	5	(27)	(8)	(116)
Trade payables	190	(110)	275	(399)
Employees and payroll accruals, accrued expenses and other liabilities	(333)	239	(206)	149
Deferred revenues	(2,777)	(2,890)	(2,250)	(1,856)
Accrued severance pay, net	18	(24)	(30)	(60)
Operating lease liabilities	(386)	(61)	(1,838)	(1,606)
Other long-term liabilities	381	53	(9)	237
Net cash used in operating activities	(3,559)	(2,962)	(16,021)	(7,675)

Cash flows from investing activities:

Proceeds from sale of property and equipment	4	-	10	6
Capitalization of technology	-	(382)	(262)	(2,217)
Purchase of property and equipment	(50)	(223)	(516)	(1,766)
Net cash used in investing activities	(46)	(605)	(768)	(3,977)

Cash flows from financing activities:

Proceeds from Convertible Debentures, net of debt issuance costs	-	-	-	9,442
Proceeds from issuance of ordinary shares and warrant, net of issuance costs	-	-	9,276	-
Proceeds from issuance of ordinary shares, net of issuance costs	-	-	12,588	-
Payment of principal on convertible notes on maturity	(10,000)	-	(10,000)	-
Net cash provided by (used in) financing activities	(10,000)	-	11,864	9,442
Effect of exchange rate changes on cash	(2)	11	(38)	(3)
(Decrease) in cash, cash equivalents and restricted cash	(13,607)	(3,556)	(4,963)	(2,213)
Cash, cash equivalents and restricted cash at the beginning of the period	18,558	13,470	9,914	12,127
Cash, cash equivalents and restricted cash at the end of the period	$4,951	$9,914	$4,951	$9,914

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$4,302	$9,296	$4,302	$9,296
Restricted cash included in long-term restricted lease deposits	649	618	649	618

Total cash, cash equivalents and restricted cash	$4,951	$9,914	$4,951	$9,914